SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2005

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 10, 2005, Intelsat, Ltd. issued a press release entitled “Intelsat Reports 2005 Third Quarter Results.” A copy of such press release was furnished as an exhibit to a Current Report on Form 8-K that Intelsat filed earlier today on November 10, 2005. The final page of the press release, the Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow From Operations, contained formatting errors which were corrected in the version of the press release currently available on Intelsat’s web site. This amendment to the Current Report on Form 8-K filed earlier today is being filed to include the corrected press release. The only changes in the press release attached as Exhibit 99.1 to this filing are in the final page of the release, the Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow From Operations.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated November 10, 2005 entitled “Intelsat Reports 2005 Third Quarter Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2005

INTELSAT, LTD.

By:	/s/ J. Robert Medlin
Name:	J. Robert Medlin
Title:	Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 10, 2005 entitled “Intelsat Reports 2005 Third Quarter Results.”